Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-72250, 333-37062, 333-43370, 333-43372, 333-43376, 333-45766, 333-82369, 333-82383, 333-82381, 333-82711, and 333-115457) of S1 Corporation of our report dated February 29, 2008 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Atlanta, Georgia
February 29, 2008